SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – January 4, 2008 (December 21, 2007)

MTI Technology Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	0-23418	95-3601802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill, Suite 200

Tustin, California 92780

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 251-1101

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 15, 2007, MTI Technology Corporation (the “Company”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”), Case No. SA 07-13347-ES.

Pursuant to the overbid and auction procedures set forth in the Order dated October 17, 2007 (the “Stalking Horse Order”) of the Bankruptcy Court, the Company held an auction for the sale of all of the issued and outstanding stock of each of MTI Technology GmbH, a wholly-owned subsidiary of the Company incorporated in Germany, MTI Technology Limited, a wholly-owed subsidiary of the Company incorporated in Scotland, and MTI France S.A.S., a wholly-owned subsidiary of the Company incorporated in France, and certain related assets (collectively, the “European Assets”). In the auction held on November 20, 2007 pursuant to the Stalking Horse Order, Copper Holdings LLC (“Copper”) ultimately submitted the highest bid of all other qualified bidders and entered into a purchase agreement with the Company to purchase the European Assets (the “Copper Agreement”).

On December 20, 2007, the Company completed the sale of the European Assets to Copper pursuant to the terms of the Copper Agreement and received $7,275,000 in cash. From the sale proceeds, the Company paid to Zinc Holdings LLC (“Zinc”) approximately $1,645,000 which amount includes a $325,000 break up fee due pursuant to the terms of a purchase agreement between the Company and Zinc and the outstanding principle and interest due under the Post-Petition Loan and Security Agreement between the Company and Zinc.

The remaining proceeds of approximately $5,628,700 has been placed in escrow for distribution to the Company’s creditors in accordance with the rules and orders of the Bankruptcy Court. The Company intends to continue efforts to liquidate the remainder of its assets in appropriate bankruptcy proceedings. The Company does not believe that equity holders will receive any funds from the bankruptcy estate following the applicable bankruptcy proceedings. The Company intends to dissolve following the completion of the applicable bankruptcy proceedings.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2007, Thomas P. Raimondi, Jr. resigned as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors and each of William Atkins, Lawrence P. Begley, Franz L. Cristiani, Ronald E. Heinz, Jr. and Kent D. Smith resigned as members of the Board of Directors.

Messrs. Raimondi, Atkins, Begley, Cristiani, Heinz and Smith did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

The Company files herewith its monthly operating report, for the period ended December 1, 2007, filed with the Office of the United States Trustee on December 21, 2007 (the “Report”). A copy of the Report is attached as Exhibit 99.1 and is incorporated herein by reference.

THE REPORT CONTAINS FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, IS NOT PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1      Monthly Operating Report for the period ended December 1, 2007

This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including, but not limited to, statements regarding its expectations and intentions regarding its plans to sell its European operating subsidiaries, its intentions regarding employee layoffs and its intentions regarding its bankruptcy proceedings and liquidation. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially include but are not limited to outcomes and developments in the Company’s bankruptcy proceedings, court rulings in the bankruptcy proceedings, the Company’s available financing, adverse developments in and increased or unforeseen legal and other costs, and the possibility that customers and others with whom the Company has contracted will terminate or reduce their relationships with the Company. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-K, as amended, for the fiscal year ended April 7, 2007, which is on file with the SEC, and in its other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.

Date: January 4, 2008	By:	/s/ Scott J. Poteracki
	Name:	Scott J. Poteracki
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Monthly Operating Report for the period ended December 1, 2007